UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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Tercica, Inc.

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John A. Scarlett, M.D.

Chief Executive Officer

Ajay Bansal

Chief Financial Officer

Forward-Looking Statement

Except for the historical statements contained herein, this presentation contains forward-looking statements concerning Tercica’s prospects and results, including statements that relate to: completion and terms of the proposed transaction with Ipsen; market prospects for Increlex™ and Somatuline® Autogel®; development of product candidates; launching Somatuline® Autogel® in Canada in early 2007; estimates of patients with acromegaly, severe Primary IGFD or Primary IGFD; clinical trials; and future revenues, costs, timing to profitability and other financial expectations and projections. Because Tercica’s forward-looking statements are subject to risks and uncertainties, there are important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, risks and uncertainties related to the satisfaction of closing conditions in connection with the proposed transaction; and additional risks and uncertainties that can be found: (a) in the forward-looking statements section of Tercica’s July 18, 2006 press release announcing the transaction, and (b) in Tercica’s Form 10-Q filed with the SEC on May 10, 2006. Tercica disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this presentation.

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Worldwide Strategic Endocrinology Collaboration

A Transformative Collaboration

Product

U.S./Canadian Rights to Somatuline® Autogel®, a Proven Commercial Product in Europe

Partner

A Strong European Partner for Increlex™ with Expertise in Short Stature

Pipeline

Access to a Rich Pipeline of Novel Endocrine Drugs

Funding

Sufficient Funding to Achieve Profitability

4

An Innovation-Driven International Specialty Pharmaceutical Group with More than 75 Years of Operations

Ipsen At A Glance

A World-Class Group

>100 Countries; ~4,000 Employees

2005: Sales €807M ($1.01B1);EBIT €185M ($232M1); 23% Margin Market Capitalization (as of 14 July 2006): €2.7B ($3.4B1)

Product Portfolio

Diversified and Balanced Portfolio of >20 Field Proven Products Clear Strategic Focus on Specialist Care Worldwide

– 49% of 2005 Group Sales

– Oncology, Neuromuscular Disorder and Endocrinology

Differentiating R&D

Capability

Focused on (i) Hormone-dependent Diseases, (ii) Peptide and Protein Engineering and (iii) Innovative Delivery Systems 700 Staff; 2005 Budget: 20.9% of Sales

Recognized Strategic Partner

Alliances with:

- International Industry Leaders in U.S., Europe and Japan

- Best-in-Class Universities Around the World

1. Exchange rate €/$=1.2519 All Figures are IFRS, Proforma

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Tercica and Ipsen Cross-License

United States Canada

Worldwide except the United States, Japan, Canada, the Middle East and Taiwan1

1. Rights for the Middle East and Taiwan will be granted to Ipsen after a period of time

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Somatuline® Autogel®—The Fit with Tercica

Pituitary

Growth Hormone

GH Receptor

IGF-1 Secretion

Growth Hormone : IGF-1 Axis

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IGF-1 Deficiency

Pituitary

Growth Hormone

GH Receptor Abnormality

Decreased IGF-1 Secretion

Increlex™

Fraternal Twins

Severe Primary IGFD

IGF-1 Excess

Pituitary Tumor

Increased GH Secretion

Identical Twins

Acromegaly

Excess IGF-1 Secretion

Somatuline® Autogel®

Acromegaly

Tercica

Patients	Medical Considerations
• U.S. & Canada - 15,000 • ~50% Receive Drug Therapy	• >2x Excess Mortality[1] • 5-10 yr Less Life Expectancy[2] • ↓GH/IGF-1 Normalizes Mortality[3,4]

Somatostatin Analogs – Mainstays of Therapy

Sandostatin® and Sandostatin® LAR® – U.S. Sales $420M in 2005

- ~40% Acromegaly
- ~40% NET
- ~20% Other

1. Orme SM et al. JCEM 83: 2730-4, 1998
2. Clayton RN et al. J Endocrinol (Suppl 1): S23-9, 1997
3. Abosch A et al. JCEM 83: 3411-8, 1998
4. Swearingen B et al. JCEM 83: 3419-26, 1998

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Somatuline® Autogel®

Injectable Sustained-Release Formulation Containing Lanreotide

– Somatostatin Analog That Inhibits Release of Growth Hormone and GI Hormones, Lowering GH & IGF-1 Levels

– Formulation Requires No Excipient Other Than Water

– Releases Active Substance Over 28-56 Days (Monthly Dosing)

Initially Developed in Europe for Treatment of Acromegaly

In Most European Countries, Also Approved for Treatment of Symptoms

Associated With Neuroendocrine Tumors (e.g. Carcinoid Syndrome)

Prefilled Syringe for Easier Administration Than Other Long-Acting Somatostatin Analogs

Ease of Administration

Sandostatin® LAR®

Route of

Intramuscular

Administration

Volume Injected 2.0 mL

Needle Length 40 mm

Powder for

Formulation

Reconstitution

Somatuline® Autogel®

Subcutaneous

0.4 mL 20 mm

Ready to Use

Comparison of Pre-Filled subcutaneous vs. Competitor’s Intramuscular Injection Device

Somatuline® and Somatuline® Autogel®

Marketing Authorizations in >50 Countries as of 12/31/05 2005 Sales of €81.8M ($102M1)

– Up 13.4% vs. 2004

30—50%

Market Share in Main European Markets2

1. Exchange rate €/$=1.2519

2. IMS MIDAS/ Ex-manufacturers as a percentage of sales of sustained release formulations of the specific molecules: lanreotide, octreotide and pegvisomant—in class H1C2

Canadian Approval

Somatuline® Autogel® approved by Health Canada on July 17, 2006

– Indication: For the long-term treatment of patients with acromegaly due to pituitary tumors who have had inadequate response to or cannot be treated with surgery and/or radiotherapy and for the relief of symptoms associated with acromegaly

Launch is expected by Tercica in early 2007

Somatuline® Autogel®

U.S. Acromegaly NDA Filing Expected Before the End of 2006 Estimated 2011 U.S. Sales ~$125M—$150M

Potential to Expand Indication

– NeuroEndocrine Tumors (NET)

Somatuline® Autogel® Licensing Terms

Territory USA and Canada

Duration 15 Years1

$25M (€20M)

Upfront Payment

(Paid with a Convertible Note Upon Closing)

€30M ($37.6M)

Milestone on U.S. FDA Approval

(Paid with a Convertible Note Upon U.S. FDA Approval)

Sliding Scale (From 15 to 25%) Based

Royalty on Net Sales

Upon Net Sales of the Product

Supply Price 20% of Net Sales

1. The longer of the patent protection or 15 years. Period after which license is fully paid and irrevocable

Ipsen – Excellent Partner for Increlex™ 1

Strong Endocrine Franchise:

Somatuline® Autogel® Nutropin AQ® Testim® Gel

Experienced in Short Stature

Genentech Licensee for Nutropin AQ®

Expertise in Sustained-Release Protein Formulations

Could Be Beneficial for a Long-Acting Increlex™

1. All regions of the world except the U.S., Japan, Canada, the Middle East and Taiwan; Rights for the Middle East and Taiwan will be granted to Ipsen after a period of time.

Increlex™ Licensing Terms

Territory Worldwide ex USA, Canada and Japan¹

Duration 15 Years2

Upfront Payment €10M ($12.5M; Paid Upon Closing)

Milestone on MA Grant €15M ($18.8M; Paid Upon MAA Approval in EU)

Sliding Scale (from 15 to 25%)

Royalty on Net Sales

Based Upon Net Sales of the Product

Supply Price 20% of Net Sales

1. Except in Taiwan and certain Middle Eastern countries; in which rights will be granted to Ipsen after a period of time

2. The longer of the patent protection or 15 years. Period after which license is fully paid and irrevocable

# Access to Ipsen Endocrinology Pipeline

Tercica

Framework Established for Joint Clinical Development if Right of First Negotiation Exercised

**Lanreotide**
- Combination therapy with Somavert in refractory acromegaly
- Treatment of asymptomatic NET

**Increlex™**
- Daily administration
- Expanded use to primary IGFD

**Dopastatin**
- BIM-23A760 (Pituitary Tumors)

**Ghrelin agonist**
- BIM-28131 (Wasting Diseases)

**Melanocortin Program**
- MC4 Agonist (Obesity/Metabolic Syn)
- MC4 Antagonist (Wasting Diseases)


DISCOVERY
OPTIMIZATION
PRECLINICAL DEVELOPMENT
PHASE III

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Equity Stake

Ipsen Will Take 25% Equity Stake in Tercica on a Post-Investment Basis

Tercica Will Issue 12.5 Million Shares to Ipsen for Cash Proceeds of $77.3 Million

Tercica Post-Transaction Outstanding Shares Will Total 50.1 Million

Shares Will Be Priced at $6.17 per Share, a 30% Premium Over Past 15 Day Volume Weighted Average Share Price Ended July 17

Equity Stake

Ipsen to Own 40% of Tercica’s Shares (Post Investment, On a Fully Diluted Basis)

Convert I

$25M Note Convertible at $7.41/Shr. Issued at Closing Issued against SA Rights Coupon (PIK1) of 2.5% Matures in 5 Years from Closing

Convert II

€30M Note Convertible at €5.92/Shr. Issued Upon FDA Approval of SA

Issued against SA Rights Coupon (PIK1) of 2.5% Matures in 5 Years from Closing

Convert III

$15m Note Convertible at $7.41/Shr. Issued Upon FDA Approval of SA To Be Paid in Cash by Ipsen to Tercica Coupon (PIK1) of 2.5% Matures in 5 Years from Closing

Warrant

4.95M Shares of Tercica 5 Year Term From Closing Exercisable at $7.41/Share

1If converted, the interest will be paid in shares

Cash Infusion from Transaction

25% Equity Upon Closing $77.3M

Increlex™ Upfront Upon Closing $12.5M

$ 89.8M

Increlex™ Approval Milestone $18.8M

$108.6M

Convert III Upon SA Approval $15.0M

$ 123.6M1

Expected To Be Sufficient to Reach Breakeven

1Excluding transaction fees

Key Corporate Governance Principles

Ipsen to Appoint Two Members to Tercica’s Nine Member Board of Directors

Protective Provisions

Right to Veto Material Strategic Transactions by Tercica Implementation of Stockholder’s Rights Plan

Investment Provisions

Cash Redemption of Convertible Notes if not Converted Lockup and Standstill for 1 Year

A Transformative Transaction

Post Collaboration

Increlex™ U.S.

Opportunities Increlex™ U.S.

Increlex™ Partner EU

SA U.S.

SA Canada

Revenues $125—$150M $250—$300M

2011 Projected

Access to Ipsen

Pipeline Short Stature

Endocrinology Pipeline

Financing Sufficient Cash to

Balance Sheet

Required Achieve Breakeven

Additional Information

Additional Information about the Proposed Transaction and Where You Can Find It

Tercica plans to file a proxy statement with the Securities and Exchange Commission relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of Tercica to be held for the purpose of voting on various matters relating the subject of this press release, including: (1) the sale of the common stock, warrant to purchase common stock and convertible notes to be issued to Ipsen, (2) amendments to Tercica’s Amended and Restated Certificate of Incorporation and Bylaws, (3) the adoption of a share purchase rights plan and (4) certain other matters (the “Proposed Transaction”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by Tercica with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Tercica may obtain free copies of the documents filed with the SEC by contacting Tercica’s Investor Relations department at (650) 624-4949 or Investor Relations, Tercica Inc., 2000 Sierra Point Parkway, Suite 400, Brisbane, California 94005. You may also read and copy any reports, statements and other information filed by Tercica with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Tercica and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Tercica in favor of the Proposed Transaction. A list of the names of Tercica’s executive officers and directors, and a description of their respective interests in Tercica, are set forth in the proxy statement for Tercica’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2006, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.

If and to the extent that executive officers or directors of Tercica will receive any additional benefits in connection with the Proposed Transaction that are unknown as of the date of this filing, the details of such benefits will be described in the proxy statement and security holders may obtain additional information regarding the interests of Tercica’s executive officers and directors in the Proposed Transaction by reading the proxy statement when it becomes available.